           As filed with the Securities and Exchange Commission
                        on April 25, 1997.
                                   Registration No. 33-_____
_________________________________________________________________
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
          _____________________________________________
                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933
          _____________________________________________

                      PROGRESSIVE BANK, INC.
---------------------------------------------------------------
    (Exact name of Registrant as Specified in Its Charter)

          New York                             14-1682661
---------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)             Identification No.)

                    1301 Route 52, P.O. Box 7000
                   Fishkill, New York 12524-7000
                        (914) 897-7400
-----------------------------------------------------------------
              (Address of Principal Executive Offices)

                      Progressive Bank, Inc.
                      1997 Stock Option Plan
-----------------------------------------------------------------
                    (Full Title of the Plan)

                     J. Mark Poerio, Esquire
                     Joel E. Rappoport, Esquire
                Housley Kantarian & Bronstein, P.C.
                  1220 19th Street N.W., Suite 700
                     Washington, D.C.  20036
-----------------------------------------------------------------
               (Name and Address of Agent For Service)

                        (202) 822-9611
----------------------------------------------------------------
  (Telephone number, including area code, of agent for service)

                    CALCULATION OF REGISTRATION FEE
===================================================================================
Title of each                       Proposed Maximum   Proposed Maximum    Amount of
class of Securities  Amount to be   Offering Price    Aggregate Offering Registration
to be registered      registered      Per Share              Price            Fee
------------------------------------------------------------------------------------
Common Stock,
$1.00 par value      375,000 (1)      $    (2)          $8,886,125 (2)     $2,409.19
=====================================================================================

(1) Maximum number of shares issuable under Progressive Bank, Inc. 1997
    Employee Stock Option Plan, as such amounts may be increased in accordance with said plan in the event of a merger, consolidation, recapitalization or similar event involving the Registrant.
(2) Under Rule 457(h) the registration fee may be calculated, inter alia, based upon the price at which the options may be exercised. 375,000 shares are being registered hereby, of which 40,250 are under option at a weighted average exercise price of $23.25 per share ($935,812.50 in the aggregate). The remainder of such shares, which are not presently subject to option (334,750 shares), are being registered based upon the last sale price of the common stock of the Registrant as reported on the National Association of Securities Dealers Automated Quotation, National Market System ("NMS") on April 24, 1997 of $23.75 per share ($7,950,312.50 in the aggregate). Therefore, the total amount of the offering being registered herein is $8,886,125.

/TABLE

                         PART I

          INFORMATION REQUIRED IN THE SECTION
                    10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*
------

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
------   INFORMATION*

     *Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Progressive Bank, Inc. 1997 Employee Stock Option Plan (the "Plan") in accordance with Rule 428(b)(1). In accordance with Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements.

                         PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
------
     Progressive Bank, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission's Web site is "http://www.sec.gov".

     The following documents are incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 as filed with the Commission on March 20, 1997 (Commission File No. 0-15025).

     (b) The description of the Company's securities as contained in the Company's Registration Statement on Form 8-A as declared effective by the Commission on October 17, 1986.

     ALL DOCUMENTS FILED BY THE COMPANY PURSUANT TO SECTIONS 13(A), 13(C), 14, AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 AFTER THE DATE HEREOF AND PRIOR TO THE TERMINATION OF THE OFFERING OF THE SHARES OF COMMON STOCK, PAR VALUE $1.00 PER SHARE ("COMMON STOCK") SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT, AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTION OF SECURITIES
------
     Not applicable, as the Common Stock is registered under
Section 12 of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
------
     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
------
     Section 5(b) of the Company's Certificate of Incorporation provides that the directors of the Company are not liable to the corporation or its shareholders for any breach of fiduciary duty as a director unless the actions or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or unless the director personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that the director's acts violated New York Business Corporation Law Section 719.

     Pursuant to Section 11 of Article III of the By-laws of the Company, directors, officers and employees of the Company are indemnified by the Company against certain liabilities, which may include liabilities under the 1933 Act. The registrant has entered into agreements with each member of its Board of Directors providing for indemnification to each director to the fullest extent permitted by law. Sections 721 through 726 of the New York Business Corporation Law set forth circumstances under which directors and officers may be indemnified against liability incurred in their capacity as such. Section 721 provides in effect that no director or officer can be indemnified if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of action and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
------
     Not Applicable.

ITEM 8.  EXHIBITS
------
     For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

ITEM 9. UNDERTAKINGS
------
     1.   The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement --

               (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1934, to treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Fishkill, State of New York, on April 24, 1997.
                      PROGRESSIVE BANK, INC.

                      By: /s/Peter Van Kleeck
                          ------------------------
                          Peter Van Kleeck
                          President and Chief Executive Officer
                          (Duly Authorized Representative)

                    POWER OF ATTORNEY
     We, the undersigned Directors of Progressive Bank, Inc., hereby severally constitute and appoint Peter Van Kleeck, with full power of substitution, our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Peter Van Kleeck may deem necessary or advisable to enable Progressive Bank, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of Progressive Bank, Inc. common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Peter Van Kleeck shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                       Title                        Date
-----------                      -----                        -----
/s/Peter Van Kleeck         President & Chief Executive       April 24, 1997
-------------------------   Officer
Peter Van Kleeck
/s/Robert A.  Gabrielsen    Treasurer (Principal Financial   April 24, 1997
-------------------------   and Accounting Officer)
Robert A. Gabrielsen
/s/Thomas C. Aposporos      Director and Chairman of the     April 24, 1997
-------------------------   Board
Thomas C. Aposporos
/s/Elizabeth P. Alleny      Director                         April 24, 1997
-------------------------
Elizabeth P. Allen
/s/George M. Coulter        Director                         April 24, 1997
-------------------------
George M. Coulter
/s/Richard T. Hazzard       Director                         April 24, 1997
-------------------------
Richard T. Hazzard
/s/Richard Novik            Director                         April 24, 1997
-------------------------
Richard Novik
/s/John J. Page             Director                         April 24, 1997
-------------------------
John J. Page
/s/Archibald A. Smith        Director                        April 24, 1997
------------------------
Archibald A. Smith
/s/Roger W. Smith            Director                        April 24, 1997
------------------------
Roger W. Smith
/s/David A. Swinden          Director                        April 24, 1997
------------------------
David A. Swinden
/TABLE

                  INDEX TO EXHIBITS



Exhibit     Description
-------     -----------

 5          Opinion of Housley Kantarian & Bronstein, P.C.
            as to the validity of the Common Stock being registered

23.1        Consent of Housley Kantarian & Bronstein, P.C.
            (appears in their opinion filed as Exhibit 5)

23.2        Consent of Independent Certified Public Accountants

24 Power of Attorney (contained in the signature page to this registration statement)

99.1        Progressive Bank, Inc. 1997 Employee Stock Option
            Plan

99.2 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock
            Options granted under the Progressive Bank, Inc. 1997
            Employee Stock Option Plan

99.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock
            Options granted under the Progressive Bank, Inc. 1997
            Employee Stock Option Plan

99.4 Form of Agreement to be entered into with Optionees with respect to Stock Appreciation Rights granted under the Progressive Bank, Inc. 1997 Employee Stock
            Option Plan